                                                                 Exhibit 21.1







                                                         JURISDICTION OF
SUBSIDIARY                                                INCORPORATION
----------                                               ---------------
Synta Securities Corp.                                   Massachusetts
Synta Limited                                            Incorporated in the United Kingdom